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                                  Exhibit 23.3


INDEPENDENT ACCOUNTANTS' CONSENT


We consent to use in this Registration Statement of Lifecodes Corporation on Form S-1 of our report dated February 20, 1998 accompanying the financial statements appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Schlattman & Associates, P.C.

Mason, Michigan

July 15, 1998